Exhibit 4.11


                                BLOCK TRADE DEED

         DEED FOR SALE BY KOOR INDUSTRIES LTD OF 15,928,839 ORDINARY SHARES IN MAKHTESHIM-AGAN INDUSTRIES LTD This Deed dated February 3, 2005 is made between KOOR INDUSTRIES LTD with registered office at 14 Hamalacha Street, Afek Business Park, Rosh Ha'ayin, 48091, Israel (the "Seller") and MERRILL LYNCH INTERNATIONAL, with registered office at Merrill Lynch Financial Centre, 2 King Edward Street, London, EC1A 1HQ ("MLI").

Whereas: The issued and outstanding ordinary share capital of Makhteshim-Agan Industries Ltd (the "Company") is comprised of ordinary shares of par value 1 NIS each (the "Shares"). The Seller proposes to sell to MLI 15,928,839 Shares (with all rights attaching thereto) (the "Sale Shares"), being part only of its holding of Shares in the Company.

1.       Sale and Transfer of the Sale Shares

1.1 The Seller agrees to sell to MLI and MLI agrees to buy from the Seller, the Sale Shares, together with all rights attaching thereto, at the Closing Time (as defined in Clause 6) at a purchase price of [Insert Purchase Price] per Sale Share (the "Purchase Price"), pursuant to the terms and conditions of this Deed and in reliance on the representations and warranties set out below. Such sale and purchase is referred to herein as the "Block Trade".

2.       Representations and Warranties of the Seller

         The Seller represents and warrants to, and agrees with, MLI as follows.

2.1 The Seller has been duly incorporated, is validly existing under the laws of Israel with full power and authority under its memorandum and articles of association and otherwise to enter into and perform its obligations pursuant to this Deed.

2.2 This Deed has been duly executed and delivered by the Seller and constitutes valid and legally binding obligations of the Seller enforceable in accordance with its terms, and the execution, delivery and performance of this Deed and the consummation of the transactions contemplated hereby have been duly authorised by the Seller and all necessary corporate action has been taken by the Seller for the performance of this Deed.

2.3

2.3.1 the Seller has good legal, beneficial and marketable title to the Sale Shares, and power to sell and transfer the Sale Shares with full title guarantee, free and clear of any pledge, lien, mortgage, encumbrance, security interest, claim or equity whatsoever (each an "Encumbrance"), and upon the sale of the Sale Shares in accordance with this Deed, MLI will acquire good legal, beneficial and marketable title to the Sale Shares, free and clear of any Encumbrances: and

2.3.2 the Sale Shares are listed on the Tel Aviv Stock Exchange (the "Exchange") and are freely tradable.

2.4 The Sale Shares are validly issued, fully paid and non-assessable and when delivered to MLI in accordance with the provisions of this Deed will have the same rights as, and rank pari passu with, all of the other Shares of the Company of the same class. No holder of Sale Shares is or will be subject to any liability to the Company arising out of its holding of Shares.

2.5 To the best of the Seller's knowledge, since November 8, 2004 (date of last published accounts) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

2.6 The Seller is not aware of any non-public fact or circumstance that, if made public, would or would be likely to have a material adverse effect upon the market price of the Shares, the Company or the Company and its subsidiaries, considered as one enterprise.

2.7 Neither the Seller nor any of its affiliates (as defined in Regulation D under the Securities Act ("Regulation D")), nor any persons acting on its or their behalf, (i) has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has taken or will take any other action negotiated in respect of, any security, under circumstances that would require the registration of the Sale Shares under the Securities Act; or (ii) has engaged or will engage in any form of "general solicitation" or "general advertising" (as defined in Regulation D) in connection with the offer and sale of the Sale Shares in the United States.

2.8 Neither the Seller nor any of its affiliates (as defined in Rule 405 under the Securities Act) ("Affiliates"), nor any persons acting on its or their behalf has engaged or will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Sale Shares.

2.9 Neither the Seller nor any of its Affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation or manipulation of the price of any security of the Company and by entering into this Deed the Seller is not seeking to create, or expecting there to be created, a false or misleading market in, or price of, the Shares or any other security of the Company.

2.10 The Seller has not distributed and none of its Affiliates has distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Sale Shares, neither the Seller nor any of its Affiliates shall distribute any offering material in connection with the offering and sale of the Sale Shares.

2.11 The execution and delivery of this Deed and the performance of the transactions contemplated herein do not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws or other constitutive documents of the Seller or of any indenture, trust, deed, mortgage or other agreement or instrument to which the Seller is a party or by which any of its assets is bound, (ii) conflict with or constitute a breach of any existing applicable law, regulation, judgement, order, authorisation or


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         decree of any government, governmental or regulatory body or court having jurisdiction over the Seller, or (iii) infringe any rule of any of the Exchange.

2.12 The Seller has obtained all consents, approvals, registrations, filings, qualifications or similar permissions of or with any court, stock exchange or taxation authority, and/or any governmental, regulatory or other agency or body required (if any) for or in connection with the sale and delivery of the Sale Shares and the valid execution, delivery and performance by the Seller of this Deed and no event has occurred or is expected to occur which allows, or after notice or lapse of time would allow revocation or termination thereof.

2.13 There are no legal or governmental proceedings pending or, to the knowledge of the Seller, threatened that may prevent the sale of the Sale Shares as contemplated hereby or permit the unwinding of such sale and the clawback of the Sale Shares.

3.       Undertakings of the Seller

         The Seller agrees with MLI that:

3.1 Neither the Seller, nor any of its wholly owned subsidiaries (except for Koor Tadiran Provident Fund), nor any person acting on its or their behalf, will, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of any securities of the same class as the Sale Shares or any securities convertible into or exchangeable for securities of the same class as the Sale Shares or other instruments representing interests in securities of the same class as the Sale Shares or enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise in each case without the prior written consent of MLI for a period beginning on the date of this Deed and ending on the date which is 90 days after the Closing Time (as defined in Clause 6 below).

3.2 The Seller will as soon as practicable after the Closing Time and within any prescribed period of time give such notices to, or make such announcements or filings with, the Exchange or other agencies or bodies, as shall be required under any applicable law or regulation in connection with the sale of the Sale Shares in the manner contemplated hereunder.

3.3 The Seller will pay and/or indemnify MLI in respect of any amounts paid or payable by MLI in respect of, (a) any stamp, securities transfer, issue, registration, documentary, or other taxes, duties or governmental charges whatsoever, including interest and penalties, ("Taxes") payable in connection with (i) the execution and delivery of this Deed; (ii) the performance of the obligations arising under this Deed and the Block Trade; and/or (iii) the offering of, delivery of, or agreement to purchase the Sale Shares hereunder and (b) any value-added tax payable on any amounts payable by the Seller pursuant to this Deed. All payments to be made by the Seller to MLI or any Indemnified Party (as defined below) hereunder shall be made without withholding or deduction for or on account of any present or future Taxes unless the Seller is compelled by law to deduct or withhold such Taxes. In that event, the Seller shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

3.4 No consents, approvals, registrations filings, qualifications or similar permissions of any governmental or taxation agency or authority are currently required (including any foreign exchange or foreign currency approvals) in order for the Seller to allow or pay to MLI any discounts, costs, taxes or expenses contemplated by this Deed.

3.5 The Seller shall promptly pay or transfer to MLI all dividends, distributions or other rights declared or distributed in respect of the Sale Shares for which a record date occurs on or after the date of closing.

4.       Costs and Expenses

4.1 Save as otherwise provided in this Deed, whether or not the Block Trade is completed, all costs and expenses incurred in connection with this Deed and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.       Conditions

         The obligations of MLI under this Deed shall be subject to the following conditions:

5.1 the representations and warranties of the Seller contained herein being true, accurate and correct as of the date hereof;

5.2 delivery by the Seller, prior to or on the signing of this Deed, of a legally binding undertaking from an authorised signatory of the Company to the following effect:

         "For so long as any Sale Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the Company shall, during any period in which it is neither subject to Section 13 or 15(d) of the US Securities Exchange Act of 1934 nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act. This undertaking is intended to be for the benefit of the holders, beneficial owners and the prospective purchasers designated by such persons, from time to time of such restricted securities."

5.3 MLI receiving at the time of signing this Deed, in each case in form and substance satisfactory to MLI:

         (i)  an Israeli law opinion from the General Counsel of the Seller;
              and

         (ii) a US "no registration" opinion from White & Case, legal advisers to MLI.

6.       Settlement and Closing

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6.1      Settlement of the Block Trade shall occur at [insert time]
         a.m/p.m.([insert relevant jurisdiction] time). on [insert date] 2005 (or such other time and date as the parties may agree in writing (the "Closing Time") by the transfer to the account of the Seller to be designated by the Seller in immediately available funds of the aggregate Purchase Price for the Sale Shares against delivery of the Sale Shares in book entry form to the account of MLI to be designated by MLI or otherwise in the manner agreed upon between the parties.

7.       Indemnification

7.1 The Seller agrees to indemnify and hold harmless MLI and each of its Affiliates, subsidiaries and holding companies and the subsidiaries of any of such holding companies and their respective directors, officers, employees and agents (MLI and each such person being an "Indemnified Party") from and against:

7.1.1 any and all losses, claims, damages, liabilities, costs and expenses, joint or several as incurred, which any Indemnified Party may suffer or incur; and

7.1.2 all liability in respect of any claim or action which is brought or threatened to be brought against an Indemnified Party (whether or not such claim or action is in fact brought or is successful, compromised or settled) including (without prejudice to the generality of the foregoing) all costs, charges and expenses (including, without limitation, legal expenses) as they are reasonably incurred by an Indemnified Party in connection with the investigation of, preparation for or defence of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Seller;

         in each case arising by reason of, or in connection with, (i) any breach or alleged breach of the representations, warranties, agreements or undertakings given or made by the Seller in this Deed.

7.2 If any action, claim or demand shall be brought or alleged against any Indemnified Party in respect of which indemnity is to be sought from the Seller under this Clause 7, the Indemnified Party shall promptly notify the Seller and shall keep the Seller reasonably informed of the progress of any claim or demand in respect of which indemnification is sought under this Clause 7. The Seller shall reimburse to the Indemnified Party on demand the fees and expenses of the Indemnified Party's legal advisers as incurred by the Indemnified Party in connection with the defence thereof. The Seller shall not be liable to indemnify any Indemnified Person for any settlement, compromise or consent to entry of judgement effected by the Indemnified Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

8.       Notices

         Any notice to be given under this Deed shall be in writing and shall be delivered to or sent by registered, special delivery or recorded post or by facsimile transmission for the attention of the persons set out below to the parties' respective addresses or, in the case of facsimile transmission, to the respective numbers set out below.


------------------------------------------------------------------------------------------------
Seller:                                        MLI:
------------------------------------------------------------------------------------------------
Koor Industries Ltd                            Merrill Lynch International
Attention:        Mr Sholmoheller              Attention:      Equity Capital Markets
14 Hamalacha Street                            Address:        Merrill Lynch Financial Centre
Afek Business Park                                             2 King Edward Street
Rosh Ha'ayin 48091                                             London
Israel                                                         EC1A 1HQ
Tel:              +972 3 900 8420              Tel:            +44 20 7995 3700
Fax:              +972 3 900 8425              Fax:            +44 20 7995 2516/4778
------------------------------------------------------------------------------------------------

9.       Miscellaneous

9.1 No waiver, amendment or other modification of this Deed shall be effective unless in writing and signed by each party to be bound thereby. (For the avoidance of doubt, no consent of a third party is required to amend or modify this Deed).

9.2 The Seller undertakes to execute all such documents and do all such acts and things as MLI may reasonably require to give effect to the terms of this Deed and to effect the Block Trade.

9.3 Notwithstanding completion of the transactions contemplated by this Deed, the provisions of Clauses 2, 3, 4.1, 7, 8, 9 and 10 shall continue in full force and effect.

9.4 This Deed may be signed in any number of counterparts and by the parties on separate counterparts, each of which is an original, but all of which constitute one and the same instrument.

9.5 Each Indemnified Party (as defined in Clause 7.1) will have the right under the Contracts (Rights of Third Parties) Act 1999 (which will apply to this
Deed) to enforce its rights against the Seller under this Deed, as amended from time to time, provided that, save to the extent notified to the Seller in writing by MLI, MLI will have sole conduct of any action on behalf of the relevant Indemnified Person. Save as provided in this Deed no one other than MLI and the Seller will be entitled to directly enforce their rights under this Deed under the Contracts (Rights of Third Parties) Act 1999 or otherwise. MLI will have no responsibility to any Indemnified Party under or as a result of this Deed.

10.      Governing Law

10.1 This Deed shall be governed by, and construed in accordance with, the English law.

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10.2     Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Deed ("Proceedings").

10.3 Nothing in this Clause 10 shall limit the right of any party to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the parties from taking Proceedings in any other jurisdiction, whether concurrently or not.

10.4 The Seller hereby irrevocably appoints Norose Notices Limited, for the attention of Stephen Rigby, Kempson House, Camomile Street, London EC3A 7AN as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Seller shall forthwith appoint a new agent for service of process in England acceptable to MLI and deliver to MLI a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Deed shall affect the right to serve process in any other manner permitted by law.

         This Deed has been entered into on the date mentioned at the beginning.



MERRILL LYNCH INTERNATIONAL


/s/ Illegible
-------------
By: Illegible
Title: Illegible


KOOR INDUSTRIES LTD


/s/ Aaron Zuker          /s/ Yuval Yanai
---------------          ---------------
By: Aaron Zuker          Yuval Yanai
Title: Vice President    Senior Vice President & CFO



















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